March 13, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N. W.
Washington D.C. 20549

Dear Sirs/Madam:

We have read and agree with the statements in Item 4(a) of Form 8-K of Life Sciences Research, Inc. ("LSR") dated February 28, 2003 and Form 8-K/A dated March 13, 2003.

Yours truly,


/s/ Deloitte & Touche LLP
Princeton, New Jersey